Exhibit 10.2

[ ], 2011

Azteca Acquisition Corporation
421 No. Beverly Dr., Suite 300
Beverly Hills, CA 90210

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Azteca Acquisition Corporation, a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 10,000,000 of the Company’s units (the “Units”), each comprised of one share of common stock, $.0001 par value per share, of the Company (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units shall be sold in the Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and shall be quoted and traded on the Over-the-Counter Bulletin Board. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Azteca Acquisition Holdings, LLC (the “Sponsor”) and the undersigned individuals, each of whom is a director or member of the Company’s management team (each, a “Manager” and collectively, the “Managers”), hereby agree with the Company as follows:

1. The Sponsor and Managers hereby agree that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Sponsor and the Managers shall vote all Founder Shares and any Common Stock owned and/or acquired by it (or them) in the Offering or the secondary public market in favor of such proposed Business Combination. The Sponsor and the Managers hereby further agree that if the Company seeks to amend its amended and restated certificate of incorporation, the Sponsor and the Managers will have the discretion to vote in any manner they choose.

2. The Sponsor and the Managers hereby agree that in the event that the Company fails to consummate a Business Combination within the Applicable Period, the Sponsor and each Manager shall take all reasonable steps to cause the Company to: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the Common Stock sold as part of the Units in the Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of taxes payable (less up to $50,000 of such net interest to pay dissolution expenses and any interest income released to the Company to fund its working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) cease all operations except for the purposes of any winding up of the Company’s affairs as promptly as reasonably possible following such redemption, subject in each case to the Company’s obligations under the laws of the State of Delaware to provide for claims of creditors and other requirements of applicable law. The Sponsor hereby further agrees to, in the event that the Company holds insufficient assets outside of the Trust Account to pay the costs of liquidation, pay the funds necessary to complete such liquidation and not to seek repayment for such expenses from the Trust Account.

Each of the Managers, the Sponsor and the Company will not propose any amendment to the Company's amended and restated certificate of incorporation that would affect the substance or timing of the Company's obligation to redeem the Common Stock held by Public Stockholders.

Each of the Managers and the Sponsor acknowledges that he, she, or it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Sponsor and the Managers hereby further waive, with respect to any Common Stock held by it or them, as the case may be, any redemption rights any of them may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Common Stock (although the Sponsor and the Managers shall be entitled to redemption and liquidation rights with respect to any Common Stock (other than the Founder Shares) they hold if the Company fails to consummate a Business Combination within the Applicable Period).  In addition, the Sponsor and each of the Managers waive any redemption right he, she or it may have with respect to any Common Stock held by he, she or it in connection with any vote to amend the Company’s amended and restated certificate of incorporation prior to an initial Business Combination.

3.  (a)  During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, none of the Sponsor or the Managers shall: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Common Stock owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(b) Each of the Managers and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver by Deutsche Bank Securities Inc., as representative of the Underwriters, of the restrictions set forth in this paragraph 3 or paragraph 7 below in connection with a transfer of any Units, Common Stock or Warrants, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Deutsche Bank Securities Inc. to a Manager or to the Sponsor shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, Gabriel Brener, the Company's Chairman, CEO and President, agrees (for the purposes of this paragraph 4, he shall be referred to as the “Indemnitor”) to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.00 per share of Common Stock sold in the Offering (the “Offering Shares”) (or approximately $9.97 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount in between $9.97 and $10.00 per Offering Share that corresponds to the portion of the over-allotment option that is exercised), and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Indemnitor shall have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notify the Company in writing that they shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,500,000 share of Common Stock (as described in the Prospectus), the Sponsor and Managers agree that they shall return to the Company for cancellation, at no cost (as opposed to a nominal redemption price), the number of Founder Shares held by the Sponsor and the Managers determined by multiplying 375,000 by a fraction, (i) the numerator of which is 1,500,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000. The Sponsor and the Managers further agree that to the extent that: (a) the size of the Offering is increased or decreased and (b) the Sponsor and the Managers have either purchased or sold Common Stock or an adjustment to the number of Founder Shares has been effected by way of a share split, share dividend, reverse share split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then: (i) the references to 1,500,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Offering and (ii) the reference to 375,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of Common Stock that the Sponsor and the Managers would have to return to the Company in order to hold 20% of the Company’s issued and outstanding Common Stock after the Offering (assuming the Underwriters do not exercise their over-allotment option).

6. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the Sponsor and each Manager (other than John Engelman and Alfredo Elias Ayub) agrees, until the earliest to occur of (i) the Company’s entry into a definitive acquisition agreement with respect to a Business Combination, (ii) the Company’s liquidation and (iii) if such person is an officer or director of the Company, the time such person ceases to be an officer or director of the Company, he, she or it shall present to the Company for its consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $200 million or more (determined according to commercially reasonable standards), subject to any pre-existing fiduciary or contractual obligations he, she or it might have. Nothing contained herein shall override any Manager’s fiduciary obligations to any entity with which he, she or it is currently directly or indirectly associated or affiliated or by whom he, she or it is currently employed. In addition, each officer has agreed not to participate in the formation of, or become an officer or director of any other blank check company until the Company has entered into a definitive agreement regarding an initial business combination or the Company has failed to complete an initial business combination within the Applicable Period.

(b) Each Sponsor and Manager hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor of its obligations under paragraph 6(a), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Each of the Managers and the Sponsor acknowledges and agrees that until: (i) one year after the completion of the Company’s initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property (the “Lock-Up Period”), the undersigned shall not, except as described in the Prospectus, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B); provided, however, if the Company’s share price reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like).

(b) Each of the Managers and the Sponsor acknowledges and agrees in the event the trading price of the Common Stock does not exceed certain price targets subsequent to the Company’s initial Business Combination, they shall forfeit any and all rights to a portion of the Founders Shares as set forth below:

(i) in the event the last sale price of the Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Business Combination, they shall forfeit any and all rights to 356,506 (or 409,982 if the over-allotment option is exercised in full) of the Founder Shares; and

(ii) in the event the last sale price of the Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Business Combination, they shall forfeit any and all rights to 378,788 (or 435,606 if the over-allotment option is exercised in full) of the Founder Shares, in addition to any Founder Shares forfeited pursuant to Section 7(b)(i) herein.

(c) Until 30 days after the completion of the Company’s initial Business Combination (the “Warrant Lock-Up Period”), each of the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Sponsor Warrants and the respective Common Stock underlying the Sponsor Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Sponsor Warrants and the respective Common Stock underlying the Sponsor Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(d) Notwithstanding the provisions of paragraphs 7(a) and 7(b) herein, each of the Managers and the Sponsor may transfer the Founder Shares and/or Sponsor Warrants and the respective Common Stock underlying the Sponsor Warrants (i) to the officers or directors of the Company, any affiliates or family members of any of the Company’s officers or directors, any of the Sponsor, or any affiliates of the Sponsor, including any members of management of the Sponsor; (ii) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, an affiliate of the Sponsor or to a charitable organization; (iii) in the case of any Manager, by virtue of the laws of descent and distribution upon death of such Manager; (iv) in the case of any Manager, pursuant to a qualified domestic relations order; (v) by virtue of the Sponsor’s charter documents upon dissolution of the Sponsor; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s Business Combination; or (vii) in the event that, subsequent to the consummation of the Company’s Business Combination, the Company consummates a merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property; provided, however, that, in the case of clauses (i) through (v), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the forfeiture restrictions and transfer restrictions in paragraphs 7(a) and 7(b) herein, as the case may be.

(e) Further, each Manager and the Sponsor agree that after the Lock-Up Period or the Warrant Lock-Up Period, as applicable, has elapsed, the Founder Shares and the Sponsor Warrants and the respective Common Stock underlying such Warrants, shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company, each Manager and the Sponsor each acknowledge that pursuant to that certain registration rights agreement to be entered into among the Company, the Managers and the Sponsor, each of the Managers and the Sponsor may request that a registration statement relating to the Founder Shares, and the Sponsor Warrants and/or the Common Stock underlying the Sponsor Warrants be filed with the Commission prior to the end of the Lock-Up Period or the Warrant Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Lock-Up Period or the Warrant Lock-Up Period, as applicable.

(f) Each Manager, the Sponsor and the Company understands and agrees that the transfer restrictions set forth in this paragraph 7 shall supersede any and all transfer restrictions relating to: (i) the Founder Shares set forth in that certain Securities Purchase Agreement, effective as of April 15, 2011, by and between the Company and the Sponsor, and (ii) the Sponsor Warrants set forth in that certain Sponsor Warrants Purchase Agreement, effective as of April 21, 2011, by and between the Company and the Managers. The Company will direct each of the certificates evidencing the Founder Shares to be legended with the applicable transfer restrictions.

8. Each Manager’s biographical information furnished to the Company and as set forth in the Prospectus is true and accurate in all material respects and does not omit any material information with respect to such Manager’s background. The Manager’s questionnaire furnished to the Company is true and accurate in all material respects. Each Manager represents and warrants that: such Manager is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Manager has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Manager is not currently a defendant in any such criminal proceeding; and neither such Manager nor the Sponsor has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.  As disclosed in the Prospectus, the Sponsor (or affiliates) and/or Managers shall be entitled to: repayment of an aggregate of $100,000 in loans made to the Company by the Sponsor; payment of an aggregate of $10,000 per month for office space, secretarial and administrative services pursuant to an Administrative Services Agreement; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account all of the interest income generated on the Trust Account and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with a Business Combination, provided, that, if the Company does not consummate a Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

10. The Sponsor, and each Manager has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and each Manager, if an officer and/or director of the Company, hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. The Company shall not, and each officer and director of the Company shall cause the Company not to, incur any indebtedness unless the Company has obtained from the lender of such indebtedness a waiver of such lender’s right, title, interest or claim of any kind in or to any monies held in the Trust Account.

12. As used herein, (i) “Applicable Period” shall mean 21 months from the closing of the Offering (ii) “Business Combination” shall mean the acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or engagement in any other similar business combination with one or more businesses or assets; (iii) “Founder Shares” shall mean the 2,875,000 shares of Common Stock of the Company acquired by the Sponsor and held by the Sponsor and some Managers for an aggregate purchase price of $25,000, or approximately $0.0087 per share, prior to the consummation of the Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Offering; (v) “Sponsor Warrants” shall mean the Warrants to purchase up to 4,333,333 shares of Common Stock of the Company that are acquired by the Sponsor for an aggregate purchase price of $3.25 million, or $0.75 per Warrant in a private placement that shall occur simultaneously with the consummation of the Offering; and (vi) “Trust Account” shall mean the trust fund into which a substantially all of the net proceeds of the Offering shall be deposited and that will be held by Continental Stock Transfer & Trust Company, as trustee.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each of the Managers, and each of their respective successors, heirs, personal representatives and assigns.

15. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

17.  If the Company seeks stockholder approval of its Business Combination and does not conduct redemptions of its Common Stock in connection with its Business Combination pursuant to the tender offer rules of the Commission, each of the Company, the Sponsor, the Managers, directors, officers, advisors or their affiliates are permitted to purchase Common Stock in privately negotiated transactions either prior to or following the consummation of the Company’s Business Combination. With respect to such purchases, each of the Company, the Sponsor, the Managers, directors, officers, advisors or their affiliates will not make any such purchases when either the Company or they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended. Such purchases would include a contractual acknowledgement that the seller, although still the record holder of the Company's Common Stock is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Company, the Sponsor, the Managers, directors, officers, advisors or their affiliates purchase Common Stock in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. To the extent that the Sponsor, the Managers, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination. Pursuant to the terms of such arrangements, any Common Stock so purchased by the Sponsor, the Managers, directors, officers, advisors or their affiliates would then revoke such selling stockholder’s election to redeem such Common Stock. Except for the limitations described in the Prospectus on the use of trust proceeds released to the Company prior to consummating the initial Business Combination, there is no limit on the amount of Common Stock that could be acquired by the Company or its affiliates, or the price the Company or its affiliates may pay, if the Company holds a stockholder vote.

18. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period or Warrant Lock-Up Period, whichever is longest, and (ii) the liquidation of the Trust Account; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated by [  ], 2011; provided further that paragraph 4 of this Letter Agreement shall survive such termination.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Sincerely,

Azteca Acquisition Holdings, LLC

By:
Name:
Title:

By:	/s/
Gabriel Brener

By:	/s/
Abraham Klip

By:	/s/
Clive Fleissig

By:	/s/
Ricardo David Aviles Reyna

By:	/s/
Juan Pablo Alban

By:	/s/
Pablo Brener

By:	/s/
Benito Bucay

By:	/s/
John Engelman

By:	/s/
Alfredo Elias Ayub

Acknowledged and Agreed:

AZTECA ACQUISITION CORPORATION

By:	/s/
Name:
Title: